# SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of June 30, 2025 between Perfect Moment Ltd., a Delaware corporation ("Company"), and Joachim Gottschalk & Associates (the "Investor").

**WHEREAS**, the Company previously issued to the Investor a promissory note in the principal amount of $500,000 (the "Note");

**WHEREAS,** the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, shares of its common stock, par value $0.0001 per share ("Common Stock") at a per share price of $0.30, subject to the terms and conditions therein contained (the "Offering");

**WHEREAS**, as consideration for the transactions contemplated by this Agreement, the Investor will cancel the Note, principal and unpaid interest due under the Note; and

**WHEREAS**, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

**NOW, THEREFORE**, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agrees as follows:

## ARTICLE I. DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) the following terms have the meanings set forth in this Agreement:

"$" or "USD" means United States Dollars.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

"Closing Date" means the Closing of the purchase of the Securities, the Business Day when: (i) all of the Transaction Documents for such Securities have been executed and delivered by the applicable parties thereto, and conditions precedent to the applicable Investor's obligations to pay the Subscription Amount; and (ii) the Company's obligations to deliver such Securities have been satisfied, or waived.

"Commission" means the United States Securities and Exchange Commission.

"Effective Date" shall mean "June 30, 2025".

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Prospectus" means the final prospectus supplement (including the base prospectus as so supplemented), in the form filed with the Commission on June 27, 2025pursuant to Rule 424(b) under the Securities Act with respect to the Registration Statement.

"Register," "registered," and "registration" refer to a registration effected by preparing and filing of a registration statement of the Company in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement(s) by the Commission.

"Registration Statement" means that certain Registration Statement on Form S-3 (File No. 333-285612) filed by the Company with the Commission on March 6, 2025, which was declared effective by the Commission on March 12, 2025.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

"SEC Documents" means all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, as well as all registration statements under the 1933 Act, filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

"Securities" means the shares of Common Stock to be sold further to the Offering.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Subscription Amount" means $507,808, which is the aggregate amount to be paid for the Securities purchased hereunder.

"Subsidiary" means any subsidiary of the Company and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Transaction Documents" means this Agreement, all appendices, exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

**ARTICLE II. PURCHASE AND SALE**

Section 2.01 Closings.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Investor agrees to purchase, the Securities in the amounts set forth in Annex A.

(b) The closing of the purchase and sale of the Securities referenced in Sections 2.01(a) and 2.01(b) is referred to as the "Closing". At or prior to the Closing, the Investor shall deliver the Note which shall be cancelled in its entirety as total consideration for the Subscription Amount. At the Closing, the Company shall deliver to the Investor the Securities. The Company and the Investor shall deliver the other items set forth in Section 2.02 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.02 and Section 2.03, the Closing shall occur at the offices of Manatt, Phelps & Phillips, LLP, counsel to the Company, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.02 Closing Deliverables.

(a) On or prior to the Closing Date, the Company shall deliver or cause the following to be delivered to the Investor participating in the Closing:

(i) this Agreement executed by the Company;

(ii) evidence of electronic transfer of the Securities purchased by the Investor, registered in the name of the Investor; and

(iii) a duly executed certificate of an officer of the Company appending thereto (A) copies of duly executed resolutions or consents, of the directors, members or manager, as applicable, approving and consenting to the Company's execution, performance of its obligations under the Transaction Documents and the transaction contemplated thereby and (B) a certificate of good standing or equivalent document dated no more than five days prior to the date hereof.

(b) On or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement executed by the Investor; and

(ii) the Note.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the applicable Investor contained herein;

(ii) all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Investor of the items set forth in Section 2.02(b) of this Agreement; and

(iv) the closing of the firm commitment underwritten offering of Common Stock by the Company contemplated by the Prospectus.

(b) The respective obligations of the Investor in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Change, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.02(a) of this Agreement; and

(iv) the closing of the firm commitment underwritten offering of Common Stock by the Company contemplated by the Prospectus.

## ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor as of the date hereof and as of the Closing Date as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-41930), as amended, providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the shares of Common Stock. The registration statement for the registration of the shares of Common Stock and related Form 8-A has become effective under the Exchange Act on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b) Stock Exchange Listing. The shares of Common Stock have been approved for listing on the NYSE American LLC (the "Exchange"), and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the SEC Documents. The Company has submitted the Listing of Additional Shares Notification Form with the Exchange with respect to the Offering.

(c) Disclosure of Agreements. The agreements and documents described in the SEC Documents conform in all material respects to the descriptions thereof contained therein or incorporated by reference and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the SEC Documents or to be filed with the Commission as exhibits to the SEC Documents or to be incorporated by reference in the SEC

Documents, that have not been so described or filed or incorporated by reference. Each agreement or other instrument (however characterized or described) to which the Company or any Subsidiary (as defined below) is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the SEC Documents, or (ii) is material to the Company's or any Subsidiary's business, has been duly authorized and validly executed by the Company or such Subsidiary, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or any Subsidiary, and neither the Company nor any Subsidiary nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company's knowledge, performance by the Company or any Subsidiary of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its or their assets or businesses (each, a "Governmental Entity"), including, without limitation, those relating to environmental laws and regulations.

(d) Prior Securities Transactions. No securities of the Company or any Subsidiary have been sold by the Company or any Subsidiary or by or on behalf of, or for the benefit of, any Affiliate of the Company, except as disclosed or incorporated by reference in the SEC Documents.

(e) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, nor any change or development that, individually or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Change"); (ii) there have been no material transactions entered into by the Company, or any Subsidiary other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(ii) Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f) Disclosures in Commission Filings. Since January 1, 2022, (i) none of the Company's filings with the Commission contained any untrue statement of a material fact or omitted to state any

material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act Regulations").

(g) Independent Accountants. To the knowledge of the Company, Weinberg & Company, P.A. (the "Auditor"), whose respective reports are filed with the Commission and included or incorporated by reference in the SEC Documents, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included or incorporated by reference in the SEC Documents, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the SEC Documents, fairly present in all material respects the financial position and the results of operations of the Company and its Subsidiaries, taken as a whole at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Securities Act Regulations, the Exchange Act, or the Exchange Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the SEC Documents, or incorporated or deemed incorporated by reference therein, regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission), if any, comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company or any Subsidiary with unconsolidated entities or other Persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its Subsidiaries. Except as disclosed in the SEC Documents, (a) neither the Company nor any of its direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act), including each entity disclosed or described in the SEC Documents as being a subsidiary of the Company (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company's long-term or short-term debt.

(i) Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the SEC Documents, the duly authorized, issued and outstanding capitalization as set forth therein.

Based on the assumptions stated in the SEC Documents, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the SEC Documents, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock or other equity securities of the Company or any Subsidiary or any security convertible or exercisable into shares of Common Stock or other equity securities of the Company or any Subsidiary, or any contracts or commitments to issue or sell shares of Common Stock or other equity securities or any such options, warrants, rights or convertible securities.

(j) Valid Issuance of Securities, etc.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission, rights of first refusal or rights of participation or similar rights with respect thereto or put rights, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation or similar rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the SEC Documents. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or "blue sky" laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

(k) Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company or any Subsidiary; and all corporate action required to be taken for the authorization, issuance and sale of the Securities, if any has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the SEC Documents.

(l) Registration Rights of Third Parties. Except as set forth in the SEC Documents, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(m) Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(n) No Conflicts, etc. The execution, delivery and performance by the Company of this

Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge, mortgage, pledge, security, interest, claim, preferential arrangement, or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any material agreement or instrument, license or permit, to which the Company or any Subsidiary is a party, or to which any of its or their assets are bound; (ii) result in any violation of the provisions of the Company's Certificate of Incorporation (as the same may be amended or restated from time to time, the "Charter") or certificate of incorporation or formation (or similar document) of any Subsidiary, or the by-laws of the Company or any Subsidiary; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except, with respect to clause (iii), for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(o) No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject. Neither the Company nor any Subsidiary is in violation of any term or provision of its Charter, certificate of incorporation or formation (or similar document) or by-laws, or except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity.

(p) Corporate Power; Licenses; Consents.

(i) Conduct of Business. The Company and each Subsidiary has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, orders, licenses, certificates, qualifications, registrations and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, orders, licenses, certificates, qualifications and registrations required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Exchange.

(q) Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or any Subsidiary or, to the Company's knowledge, any executive officer or director which has not been disclosed in the SEC Documents or in connection with the Company's listing application for the listing of the Securities.

(r) Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(s) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, including, but not limited to, directors and officers insurance coverage for the Company and its directors and officers at least equal to $3,000,000 and all such insurance is in full force and effect. The Company has no reason to believe that it and its Subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change.

(t) Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company and its Subsidiaries or any other Person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other Person who was, is, or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or any Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any Subsidiary. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(u) Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company and its Subsidiaries or any other Person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(v) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the SEC Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Subsidiary with respect to the Money Laundering

Laws is pending or, to the best knowledge of the Company, threatened.

(x) Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby.

(y) Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a Material Adverse Change. The Company's ownership and control of each Subsidiary is as described in the SEC Documents.

(z) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any Subsidiary or any other Person required to be described in the SEC Documents that have not been described as required.

(aa) No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, 5% or greater stockholders, customers or suppliers of the Company or any of the Company's Affiliates on the other hand, which is required to be described in the SEC Documents or a document incorporated by reference therein and which is not so described.

(bb) No Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's and its Subsidiaries' liquidity or the availability of or requirements for their capital resources required to be described in or incorporated by reference in the SEC Documents or a document incorporated by reference therein which have not been described as required.

(cc) Board of Directors. The Board of Directors of the Company is comprised of the persons disclosed in the SEC Documents. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the "Sarbanes-Oxley Act") applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an "audit committee financial expert," as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as "independent," as defined under the listing rules of the Exchange.

(dd) Sarbanes-Oxley Compliance.

(i) Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and, except as disclosed in the SEC Documents, such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.

(ii) Compliance. The Company and its Subsidiaries are, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to them, and have implemented or will implement such programs and taken reasonable steps

to ensure its and their future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(ee) Accounting Controls. Except as described in the SEC Documents, the Company and its Subsidiaries maintain systems of "internal control over financial reporting" (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any material weaknesses in its internal controls. The Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company's management and that have adversely affected or are reasonably likely to adversely affect the Company' and its Subsidiaries' ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company's management, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since the date of the latest audited financial statements included in the Disclosure Package, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(ff) No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the SEC Documents, will not be, required to register as an "investment company," as defined in the Investment Company Act of 1940, as amended.

(gg) No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

(hh) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights ("Intellectual Property Rights") necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the SEC Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any

Subsidiary in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this 3.01(hh), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3.01(hh), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, neither the Company nor any Subsidiary has received any written notice of such claim, and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this 3.01(hh), reasonably be expected to result in a Material Adverse Change; and (E) to the Company's knowledge, no employee of the Company or any Subsidiary is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or any Subsidiary, or actions undertaken by the employee while employed with the Company or any Subsidiary and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company's knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. Neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other Person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company's knowledge, any of its or their officers, directors or employees, or otherwise in violation of the rights of any Persons.

(ii) To the Company's knowledge, all licenses for the use of the Intellectual Property described in the SEC Documents are in full force and effect in all material respects and are enforceable by the Company or its Subsidiary, as the case may be, and, to the Company's knowledge, the other parties thereto, in accordance with their terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or any Subsidiary, and the Company has no knowledge that (i) any other party is in default thereunder and (ii) any event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

(jj) Taxes. Each of the Company and its Subsidiaries has filed all material returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all material taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such respective Subsidiary. The

provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term "taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(kk) ERISA Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll) Compliance with Laws. The Company and each of its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, regulations, ordinances, judgments, orders and decrees of all Governmental Entities applicable to its business ("Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, consents, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations"); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, litigation, proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, litigation, proceeding, hearing, enforcement, investigation, inquiry, arbitration or other action; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, filings, notices, applications, records, claims, submissions and

supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, "dear doctor" letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company's knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(mm) Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(nn) Environmental Laws. The Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses ("Environmental Laws"), except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except that would not, individually or in the aggregate, result in a Material Adverse Change.

(oo) Real Property. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the SEC Documents, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(pp) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that

could reasonably be expected to materially affect the Company's or its Subsidiaries' liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the SEC Documents which have not been described or incorporated by reference as required.

(qq) Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the SEC Documents.

(rr) Smaller Reporting Company. As of the time of filing of the SEC Documents and on the Effective Date, the Company was a "smaller reporting company," as defined in Rule 12b-2 of the Exchange Act Regulations.

(ss) Industry Data. The statistical and market-related data included in each of the SEC Documents are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

(tt) Exchange Act Reports. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding twelve (12) months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

(uu) Minute Books. The minute books of the Company and its Subsidiaries have been made available to the Investor, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its Subsidiaries (or analogous governing bodies and interest holders, as applicable) since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. There are no material transactions, agreements, dispositions or other actions of the Company or any Subsidiary that are not properly approved and/or accurately and fairly recorded in the minute books of the Company or such Subsidiary, as applicable.

(vv) Integration. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(ww) No Stabilization. Neither the Company or any Subsidiary nor, to the Company's knowledge, any of its or their employees, directors or stockholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

(xx) Confidentiality and Non-Competition. To the Company's knowledge, no director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse

Change.

(yy) Emerging Growth Company. The Company has been and is an "emerging growth company," as defined in Section 2(a) of the Securities Act (an "Emerging Growth Company"). "Testing-the-Waters Communication" means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(zz) Margin Securities. The Company and its Subsidiaries own no "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

(aaa) Non-China-based Company. The Company has direct ownership of its Hong Kong operating entity, Perfect Moment Asia Limited ("PMA"), and currently does not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland Peoples' Republic of China ("China"). The Company and its Subsidiaries do not have any offices or operations in mainland China except for sourcing and sales through third party sales organizations. The Company and its Subsidiaries own no real estate in Hong Kong or mainland China. The majority of the Company's and its Subsidiaries' employees, including the marketing and finance teams, and all senior management and the board of directors are located outside of mainland China and Hong Kong. PMA does not own any assets of the Company or its Subsidiaries that are material individually or in the aggregate. The laws and regulations of China do not currently have any material impact on the Company's and its Subsidiaries' business, financial condition or results of operations.

Section 3.02 Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(i) Authority; Organization. The Investor has full power and authority to enter into the Transaction Documents and to perform all obligations required to be performed by it hereunder. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Investor. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) Own Account. The Investor understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable State

Securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution the same (this representation and warranty not limiting the Investor's right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable State Securities Law. The Investor is acquiring the Securities in the ordinary course of its investment business.

(iii) Non-Transferrable. The Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (ii) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(iv) Investor Status. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(v) Experience of Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities , and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(vi) General Solicitation. The Investor acknowledges that neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(vii) Information from Company. The Investor and its purchaser representatives or investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in the Transaction Documents and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Securities and anything set forth in the Transaction Documents. Neither the Investor nor the Investor's purchaser's representatives or investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates or agents other than the Transaction Documents, and the agreements referenced therein.

(i) Speculative Nature of Investment; Risk Factors. **THE INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK**, including, by way of example and not in limitation, the specific risks identified in the SEC Documents. Prior to execution of the Transaction Documents, the Subscriber fully understands and acknowledges such disclosures and acknowledges that: (i) any projections, forecasts or estimates as may have been provided to such Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management; (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and

new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment; and (iii) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor's investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor's risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and the Investor should only purchase these securities if the Investor can afford to lose their entire investment.

**ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES**

Section 4.01 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Securities may not be sold or transferred by the Investor without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents and shall have the rights of the Investor under the Transaction Documents.

(b) The Investor agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Upon the Investor's request in connection with a proposed sale of Securities pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from the Investor's broker (if the Securities are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company's transfer agent opining that the underlying Securities may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any Securities to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than five (5) Business Days after the date of delivery to and receipt by the Company of a written request by the Investor together with (if required in order to render the opinion) any broker's representation letter of other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 ("Legend Removal Date"), and such opinion letter may be a 'blanket' opinion letter covering underlying Securities held by more than one Investor (if applicable to more than one Investor).

(d) The Investor agrees that the Investor will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.01 is predicated upon the Company's reliance upon this understanding.

Section 4.02 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investor under applicable state securities laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

## ARTICLE V. INDEMNIFICATION AND CONTRIBUTION

5.01 Indemnification.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Securities or (iii) any material violation by the Company of the Transaction Documents (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.01(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of a registration statement, or any such amendment thereof or supplement thereto; (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5.01 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5.01, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5.01, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

Section 5.02 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5.01 to the fullest extent permitted by law; provided, however, that: (i) no seller of Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities.

## ARTICLE VI. MISCELLANEOUS

Section 6.01 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

Section 6.02 Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

Section 6.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) one Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, with written confirmation of successful transmission; (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day; (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 6.05 Amendments; Waivers. No provision of the Transaction Documents may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided that such transfer complies with the terms of this Agreement and all applicable federal and state securities laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Investor.

Section 6.07 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforcedi in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state, that would cause another jurisdiction's laws to apply.

Section 6.08 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a '.pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or '.pdf" signature page was an original thereof.

Section 6.09 Severability. If any term, provision, covenant or restriction of this Agreement is held

by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 6.10 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 6.11 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Transaction Documents, unless otherwise specially addressed in the relevant provision of such Transaction Document.

Section 6.12 Headings. The headings herein are for convenience only, do not constitute a part of the Transaction Documents and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 6.14 Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investors for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[*SIGNATURE PAGES FOLLOW*]

**IN WITNESS WHEREOF**, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

**PERFECT MOMENT LTD.**

DocuSigned by:

By: ____________________________

AED5DAE3ABCE4C9...

Name: Jane Gottschalk

Title: President

**INVESTOR:**

**JOACHIM GOTTSCHALK & ASSOCIATES**

By: ____________________________

Name:

Title:

**IN WITNESS WHEREOF**, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

**PERFECT MOMENT LTD.**

By: ____________________________

Name:

Title:

**INVESTOR:**

**JOACHIM GOTTSCHALK & ASSOCIATES**

Signed by:

By: Max Gottschalk

08FAC302348A462...

Name: Max Gottschalk

Title: Director

**Annex A**

| Name | Subscription Amount | Shares |
|---|---|---|
| Joachim Gottschalk & Associates | $507,808 | 1,692,694 |